UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2024

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive offices)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Canopy Growth Corporation (the “Company” or “Canopy Growth”) and Acreage Holdings, Inc. (“Acreage”) are parties to an arrangement agreement, dated April 18, 2019, as amended on May 15, 2019, September 23, 2020 and November 17, 2020 (the “Fixed Share Arrangement Agreement”). Canopy Growth and Acreage implemented the plan of arrangement set forth in the Fixed Share Arrangement Agreement on September 23, 2020 (the “Fixed Share Arrangement”) pursuant to which, among other things, the Company acquired the option (the “Fixed Share Call Option”) to acquire all of the issued and outstanding Class E subordinate voting shares of Acreage (the “Fixed Shares”), the completion of which remains subject to certain closing conditions, including, among other things, the satisfaction or waiver of the Purchaser Acquisition Closing Conditions (as defined in the Fixed Share Arrangement Agreement).

Canopy Growth, Canopy USA, LLC (“Canopy USA”) and Acreage are also parties to an arrangement agreement, dated October 24, 2022, as amended on March 17, 2023, May 31, 2023, August 31, 2023, October 31, 2023, December 29, 2023, March 29, 2024, April 25, 2024 and May 8, 2024 (the “Floating Share Arrangement Agreement”), pursuant to which Canopy USA has agreed to acquire all of the issued and outstanding Class D subordinate voting shares of Acreage (the “Floating Shares”) pursuant to a plan of arrangement set out in the Floating Share Arrangement Agreement (the “Floating Share Arrangement”). The completion of the Floating Share Arrangement is subject to certain closing conditions, including, among other things, the satisfaction or waiver of the closing conditions contained in the Fixed Share Arrangement Agreement.

11065220 Canada Inc., a wholly-owned subsidiary of Canopy Growth (the “Optionor”), AFC Gamma, Inc. (“AFCG”), AFC Institutional Fund LLC (“AFCI” and together with AFCG, the “AFC Lenders”) and Viridescent Realty Trust, Inc. (“VRT” and together with the AFC Lenders, the “Acreage Lenders”) are parties to an option agreement, dated November 15, 2022 (the “Option Agreement”), whereby the Optionor has the right to acquire all of the interests of the Acreage Lenders under the credit agreement, dated as of December 16 2021, by and among, High Street Capital Partners, LLC (“HSCP”), as borrower, the other loan parties party thereto from time to time, Acreage, as parent, the lenders party thereto from time to time, AFC Agent LLC (“AFC Agent” and together with the AFC Lenders, the “AFC Parties”) and VRT Agent LLC (“VRT Agent” and together with VRT, the “VRT Parties”), as amended on October 24, 2022 and April 28, 2023 (the “Existing Acreage Credit Agreement”). Pursuant to the Option Agreement, the Optionor previously deposited US$28.5 million (the “Option Premium”) into an interest bearing escrow account.

On June 3, 2024, the Optionor entered into an assignment and acceptance agreement (the “AFC Assignment Agreement”) with the AFC Parties in order to acquire all of the AFC Parties’ rights in and interest to all obligations owing to the AFC Parties pursuant to the Existing Acreage Credit Agreement in an aggregate amount equal to approximately US$99.8 million (the “AFC Obligations”). As consideration for the acquisition of the AFC Obligations by the Optionor, pursuant to a direction (the “Funding Direction”) by, among others, the Optionor, the AFC Parties and the VRT Parties, the Optionor and the VRT Parties agreed to release the Option Premium, plus all accrued interest thereon, to the AFC Parties and the Optionor made a cash payment of approximately US$69.8 million to the AFC Parties.

On June 3, 2024, the Optionor also entered into a commitment letter (the “Commitment Letter”) with VRT. Pursuant to the terms of the Commitment Letter, VRT agreed, among other things, to (i) retain its interest in the Existing Acreage Credit Agreement, (ii) capitalize certain overdue amounts, including interest, owing pursuant to the Existing Acreage Credit Agreement, (iii) release the Option Premium, plus all accrued interest thereon, to the AFC Parties, (iv) amend and restate the terms of the Existing Acreage Credit Agreement (the “A&R Acreage Credit Agreement”) and (v) become the sole agent under the A&R Acreage Credit Agreement.

In consideration for the services performed by VRT in favor of the Optionor in connection with the Commitment Letter, the AFC Assignment Agreement, the VRT Assignment Agreement (as defined below), the Funding Direction, the A&R Acreage Credit Agreement and the AAL (as defined below) and for the provision of services related to the designation of VRT Agent as the sole “Administrative Agent,” “Co-Agent” or “Agent” (as such terms are defined in the Existing Acreage Credit Agreement), the Optionor agreed to assign the outstanding loans under the A&R Acreage Credit Agreement to VRT in an amount equal to approximately US$2.2 million pursuant to the terms of an assignment and acceptance agreement between the Optionor and VRT (the “VRT Assignment Agreement”).

In connection with the Commitment Letter, on June 3, 2024, the Optionor and VRT, as lenders, HSCP, as borrower, Acreage and each other loan party signatory thereto, and VRT Agent, as agent for the lenders, entered into the A&R Acreage Credit Agreement. Pursuant to the terms of the A&R Acreage Credit Agreement, (a) interest will continue to accrue on the principal amount owing pursuant to the A&R Acreage Credit Agreement at a variable rate of U.S. prime (“Prime”) plus 5.75% per annum, payable monthly in arrears, with a Prime floor of 5.50%, provided that interest will be payable in cash or in kind, at Acreage’s election through November 30, 2024 and (b) upon the later of (i) the date on which Canopy Growth, Canopy USA or any of its affiliates acquires more than 50% of the voting power of Acreage; and (ii) the First Out Payout Date (as defined in the A&R Acreage Credit Agreement), the maturity date will automatically be extended to December 31, 2030, provided that upon the maturity date extension, all amounts owing pursuant to the A&R Acreage Credit Agreement will be repayable on demand. The A&R Acreage Credit Agreement also amends the financial covenants applicable to Acreage for each fiscal quarter ending December 31, 2024 and thereafter, including a minimum cash balance of US$3 million, a maximum Senior Leverage Ratio (as defined in the A&R Acreage Credit Agreement) of 4.75, a maximum Total Leverage Ratio (as defined in the A&R Acreage Credit Agreement) of 6.50 and a minimum Fixed Charge Coverage Ratio (as defined in the A&R Acreage Credit Agreement) of 1.00. There are no financial covenants of Acreage applicable until December 31, 2024.

On June 3, 2024, the Optionor, VRT, and VRT Agent, as Administrative Agent, entered into an agreement among lenders acknowledged by the other loan parties thereto (the “AAL”). Pursuant to the terms of the AAL, the Optionor acquired a call right (the “Call Right”) over VRT’s approximately US$45.6 million interest in Acreage’s debt pursuant to the A&R Acreage Credit Agreement (the “VRT Interest”). If the Optionor exercises the Call Right before September 15, 2024, the purchase price for the VRT Interest will be equal to the amount of the VRT Interest being acquired; however, if the Optionor exercises the Call Right on or after September 15, 2024 and on or prior to January 14, 2025, the purchase price for the VRT Interest will be 107.125% of the amount of the VRT Interest being acquired, and if the Optionor exercises the Call Right on or after January 15, 2025, the purchase price for the VRT Interest will be 114.25% of the amount of the VRT Interest being acquired. The Optionor has also granted VRT a put right in respect of the VRT Interest exercisable on or after January 15, 2025 with a purchase price of 114.25% of the amount of the VRT Interest subject to the put right.

The foregoing descriptions of the AFC Assignment Agreement, the Commitment Letter, the VRT Assignment Agreement, the A&R Acreage Credit Agreement and the AAL are qualified in their entirety by reference to the full text of the applicable agreement filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K (this “Current Report”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report relating to the A&R Acreage Credit Agreement is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On June 4, 2024, Canopy Growth issued a press release titled “Canopy Growth Announces Exercise of Acreage Options Paving the Way for Acquisition by Canopy USA” to announce, among other things, the acquisition of certain outstanding debt of Acreage, the exercise of the Fixed Share Call Option and the Canopy USA Closings (as defined below), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01	Other Events.

As previously disclosed, on May 6, 2024, Canopy USA, LLC (“Canopy USA”) exercised (a) the options to acquire 100% of the membership interests of Mountain High Products, LLC (“Mountain High”), Wana Wellness, LLC (“Wana Wellness”) and The Cima Group, LLC (“Cima”); and (b) the options to acquire shares of Lemurian, Inc. (“Jetty”). On May 31, 2024, Canopy USA completed the acquisitions of Wana Wellness and Cima and acquired approximately 76.8% of the shares of Jetty (collectively, the “Canopy USA Closings”). Subject to receipt of all required regulatory approvals, Canopy USA is expected to close on the acquisition of Mountain High in the first half of fiscal 2025.

On June 3, 2024, the Fixed Share Call Option was exercised in accordance with the terms of the Fixed Share Arrangement Agreement. In connection with the Floating Share Arrangement, Canopy USA is expected to acquire all of the Fixed Shares and Floating Shares and in connection therewith, Acreage would become a wholly owned subsidiary of Canopy USA. Closing of the acquisition of Acreage remains subject to all of the closing conditions set forth in the Fixed Share Arrangement Agreement and the Floating Share Arrangement Agreement. There can be no certainty, nor can the Company provide any assurance, that all conditions precedent will be satisfied or waived, which may result in the acquisition of Acreage not being completed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1+	Assignment and Acceptance, dated as of June 3, 2024, by and among AFC Gamma, Inc., AFC Institutional Fund LLC and AFC Agent LLC, as assignors, and 11065220 Canada Inc., as assignee.

10.2*+	Commitment Letter Agreement, dated June 3, 2024, by and between Viridescent Realty Trust, Inc. and 11065220 Canada Inc.

10.3	Assignment and Acceptance, dated as of June 3, 2024, by and between 11065220 Canada Inc., as assignor, and Viridescent Realty Trust, Inc., as assignee.

10.4*	Amended and Restated Credit Agreement, dated as of June 3, 2024, by and among Viridescent Realty Trust, Inc. and 11065220 Canada Inc., as lenders, High Street Capital Partners, LLC, as borrower, Acreage Holdings, Inc. and each other loan party identified on the signature pages thereto, and VRT Agent LLC, as agent for the lenders.

10.5	Agreement Among Lenders, dated as of June 3, 2024, by and among Viridescent Realty Trust, Inc., as First Out Lender, 11065220 Canada Inc., as Last Out Lender, VRT Agent LLC, as Administrative Agent, and acknowledged by the other Loan Parties thereto.

99.1	Press Release, dated June 4, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

+	Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Company treats as private or confidential. The Company hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong
Chief Financial Officer

Date: June 5, 2024

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